EXHIBIT 99.1

Shenandoah Telecommunications Company Reports First Quarter 2022 Results

EDINBURG, Va., April 28, 2022 (GLOBE NEWSWIRE) -- Shenandoah Telecommunications Company (“Shentel”) (Nasdaq: SHEN) announced first quarter 2022 financial and operating results.

Highlights

  Revenue grew 7.9% to $64.4 million over the same period a year ago.
  Broadband data net adds were approximately 3,600 including 2,400 for Glo Fiber.
  Glo Fiber homes and businesses passed grew sequentially 18,000 to approximately 94,000.

“We are pleased with our progress in executing our fiber first broadband strategy with another record quarter for Glo Fiber net adds and passings” said President and CEO, Christopher E. French. "Although top line revenue growth was solid, increases in our operating expenses adversely impacted margins as we improved employee compensation and upgraded our back-office systems. We expect margin improvements in the second half of 2022 as we implement our cost savings initiatives to drive costs out of the business."

Shentel's first-quarter earnings conference call will be webcast at 8:00 a.m. ET on Friday, April 29, 2022. The webcast and related materials will be available on Shentel’s Investor Relations website at https://investor.shentel.com/.

Consolidated First Quarter 2022 Results

  Revenue in the first quarter of 2022 grew 7.9% to $64.4 million, compared with the first quarter of 2021, due to revenue growth of 8.3% in the Broadband segment and 3.9% in the Tower segment.
  Loss from continuing operations per share was $(0.01) in the first quarter of 2022 compared with income per share from continuing operations of $0.06 the first quarter of 2021 due primarily to higher stock compensation expense.
  Adjusted EBITDA in the first quarter of 2022 grew 2.4% to $17.4 million, compared with the first quarter of 2021, due primarily to 18.2% lower Corporate expenses from lower compensation expenses from the 2021 reduction in force and lower professional fees.

Broadband

  Total broadband data Revenue Generating Units ("RGUs") as of March 31, 2022, were 122,753, representing 14.1% year over year growth. Penetration for incumbent cable, Glo Fiber and Beam were 51%, 15% and 6%, respectively, compared to 48%, 16% and 3%, respectively, as of March 31, 2021. Total Glo Fiber and Beam passings grew year over year by approximately 59,200 and 12,400, respectively.
  Broadband revenue in the first quarter of 2022 grew $4.6 million or 8.3% to $59.7 million compared with $55.2 million in the first quarter of 2021, primarily driven by a $4.0 million or 9.3% increase in Residential and Small and Medium Business ("SMB") revenue on a 14.1% increase in broadband data RGUs.
  Cost of services increased approximately $2.9 million, or 13.0%, compared with the three months ended March 31, 2021, driven by higher maintenance and compensation expenses. Maintenance increased due to higher cable replacement costs, higher gasoline, field engineering and software costs. Compensation increased due to higher headcount to support the expansion of our Glo Fiber network, salary and wage increases and higher medical benefit costs.
  Selling, general and administrative expense increased $2.8 million, or 25.8%, compared with the three months ended March 31, 2021, driven primarily by a $1.0 million increase in compensation, $0.7 million in software and professional service fees due to upgrades to our ERP, OSS and CRM systems, and $0.5 million in advertising to support Glo Fiber expansion. Compensation costs increased due primarily to increased headcount to support the expansion of Glo Fiber, salary and wage increases and higher medical benefit costs.
  Depreciation and amortization increased $1.1 million or 9.5%, compared with the three months ended March 31, 2021, primarily as a result of our network expansion of our Glo Fiber network.
  Broadband Operating income in the first quarter of 2022 was $8.2 million, compared to $10.3 million in the first quarter of 2021.
  Broadband Adjusted EBITDA in the first quarter of 2022 decreased 5.4% to $21.1 million, compared with $22.3 million for the first quarter of 2021.

Tower

  Tower revenue in the first quarter of 2022 increased 3.9% to $4.8 million compared with the first quarter of 2021. Tenants increased 5.6% to 468 partially offset by 3.6% decline in average lease revenue per tenant.
  Tower operating income in the first quarter of 2022 was $2.8 million, compared to $2.7 million in the first quarter of 2021.
  Tower Adjusted EBITDA in the first quarter of 2022 was consistent with the first quarter of 2021 at $3.2 million for both periods.

Other Information

  As of March 31, 2022 our cash and cash equivalents totaled $54.0 million and the availability under our revolving line of credit and delay draw term loans were $400.0 million, for total available liquidity of $454.0 million.
  Capital expenditures were $45.7 million for the three months ended March 31, 2022 compared with $39.5 million in the comparable 2021 period. The $6.2 million increase in capital expenditures was primarily due to higher spending in the Broadband segment driven by the expansion of our Glo Fiber network.

Conference Call and Webcast

Teleconference Information:

Date: April 29, 2022
Time: 8:00 A.M. (ET)
Dial in number: 1-888-695-7639

Password: 2869853

Audio webcast: http://investor.shentel.com/

An audio replay of the call will be available approximately two hours after the call is complete, through May 29, 2022 by calling (855) 859-2056.

About Shenandoah Telecommunications

Shenandoah Telecommunications Company (Shentel) provides broadband services through its high speed, state-of-the-art cable, fiber optic and fixed wireless networks to customers in the Mid-Atlantic United States. The Company’s services include: broadband internet, video, and voice; fiber optic Ethernet, wavelength and leasing; and tower colocation leasing. The Company owns an extensive regional network with over 7,600 route miles of fiber and over 220 macro cellular towers. For more information, please visit www.shentel.com.

This release contains forward-looking statements about Shentel regarding, among other things, its business strategy, its prospects and its financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. A discussion of other factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission. Those factors may include natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, changes in general economic conditions including high inflation, increases in costs, changes in regulation and other competitive factors. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

CONTACTS:
Shenandoah Telecommunications Company
Jim Volk
Senior Vice President and Chief Financial Officer
540-984-5168
Jim.Volk@emp.shentel.com

SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)	Three Months Ended March 31,
	2022	2021
Service revenue and other	$64,414	$59,691
Operating expenses:
Cost of services exclusive of depreciation and amortization	26,339	23,424
Selling, general and administrative	23,771	20,153
Restructuring expense	—	618
Depreciation and amortization	14,684	13,266
Total operating expenses	64,794	57,461
Operating income (loss)	(380)	2,230
Other income (expense):
Other income (expense), net	(170)	1,600
Income (loss) from continuing operations before income taxes	(550)	3,830
Income tax expense	53	885
Income (loss) from continuing operations	(603)	2,945
Income from discontinued operations, net of tax	—	48,472
Net income (loss)	$(603)	$51,417

Net income (loss) per share, basic and diluted:
Basic - Income (loss) from continuing operations	$(0.01)	$0.06
Basic - Income from discontinued operations, net of tax	$—	$0.97
Basic net income (loss) per share	$(0.01)	$1.03

Diluted - Income (loss) from continuing operations	$(0.01)	$0.06
Diluted - Income from discontinued operations, net of tax	$—	$0.97
Diluted net income (loss) per share	$(0.01)	$1.03

Weighted average shares outstanding, basic	50,146	49,947
Weighted average shares outstanding, diluted	50,146	50,081

SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2022	December 31, 2021

Cash and cash equivalents	$53,981	$84,344
Other current assets	72,129	82,023
Total current assets	126,110	166,367

Investments	13,284	13,661
Property, plant and equipment, net	581,541	554,162
Intangible assets, net and goodwill	89,633	89,831
Operating lease right-of-use assets	57,130	56,414
Deferred charges and other assets, net	15,553	10,298
Total assets	$883,251	$890,733

Total current liabilities	57,058	67,290
Total other long-term liabilities	181,864	181,168
Total shareholders’ equity	644,329	642,275
Total liabilities and shareholders’ equity	$883,251	$890,733

SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(603)	$51,417
Income from discontinued operations, net of tax	—	48,472
Income (loss) from continuing operations	(603)	2,945
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,684	13,266
Stock based compensation expense, net of amount capitalized	3,143	642
Deferred income taxes	(349)	—
Other, net	1,017	(202)
Changes in assets and liabilities:
Accounts receivable	5,890	1,861
Current income taxes	459	885
Operating lease assets and liabilities, net	80	(260)
Other assets	(1,365)	(5,683)
Accounts payable	(4,130)	(281)
Other deferrals and accruals	(2,760)	(4,037)
Net cash provided by operating activities - continuing operations	16,066	9,136
Net cash provided by operating activities - discontinued operations	—	75,530
Net cash provided by operating activities	16,066	84,666

Cash flows from investing activities:
Capital expenditures	(45,693)	(39,482)
Proceeds from sale of assets and other	86	14
Net cash used in investing activities - continuing operations	(45,607)	(39,468)
Net cash used in investing activities - discontinued operations	—	(882)
Net cash used in investing activities	(45,607)	(40,350)

Cash flows from financing activities:
Taxes paid for equity award issuances	(603)	(1,486)
Payments for financing arrangements and other	(219)	(496)
Net cash used in financing activities - continuing operations	(822)	(1,982)
Net cash used in financing activities - discontinued operations	—	(8,549)
Net cash used in financing activities	(822)	(10,531)
Net increase (decrease) in cash and cash equivalents	(30,363)	33,785
Cash and cash equivalents, beginning of period	84,344	195,397
Cash and cash equivalents, end of period	$53,981	$229,182

Non-GAAP Financial Measures
Adjusted EBITDA

The Company defines Adjusted EBITDA as net income (loss) from continuing operations calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other income (expense), net, interest income, interest expense, income tax expense (benefit), stock compensation expense, transaction costs related to acquisition and disposition events (including professional advisory fees, integration costs, and related compensatory matters), restructuring expense, tax on equity award vesting and exercise events, and other non-comparable items. A reconciliation of net income (loss) from continuing operations, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided below herein.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to evaluate operating effectiveness and assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business growth strategy. The Company believes that the exclusion of the expense and income items eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operations. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies may calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Three Months Ended March 31, 2022
(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
Net income (loss) from continuing operations	$8,127	$2,753	$(11,483)	$(603)
Depreciation and amortization	12,876	484	1,324	14,684
Other income, net	54	—	116	170
Income tax (benefit)	—	—	53	53
EBITDA	21,057	3,237	(9,990)	14,304
Stock-based compensation	—	—	3,143	3,143
Restructuring charges and other	17	—	(81)	(64)
Adjusted EBITDA	$21,074	$3,237	$(6,928)	$17,383

Adjusted EBITDA margin	35%	67%	N/A	27%

Three Months Ended March 31, 2021
(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
Net income (loss) from continuing operations	$10,217	$2,702	$(9,974)	$2,945
Depreciation and amortization	11,761	481	1,024	13,266
Other income, net	69	—	(1,669)	(1,600)
Income tax expense	—	—	885	885
EBITDA	22,047	3,183	(9,734)	15,496
Stock-based compensation	—	—	642	642
Restructuring charges and other	220	—	622	842
Adjusted EBITDA	$22,267	$3,183	$(8,470)	$16,980

Adjusted EBITDA margin	40%	68%	N/A	28%

Segment Results

Three Months Ended March 31, 2022:

(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
External revenue
Residential & SMB	$46,913	$—	$—	$46,913
Commercial Fiber	9,062	—	—	9,062
RLEC & Other	3,689	—	—	3,689
Tower lease	—	4,746	—	4,746
Service revenue and other	59,664	4,746	—	64,410
Revenue for service provided to the discontinued Wireless operations	50	101	(147)	4
Total revenue	59,714	4,847	(147)	64,414
Operating expenses
Cost of services	25,168	1,292	(121)	26,339
Selling, general and administrative	13,489	318	9,964	23,771
Depreciation and amortization	12,876	484	1,324	14,684
Total operating expenses	51,533	2,094	11,167	64,794
Operating income (loss)	$8,181	$2,753	$(11,314)	$(380)

Three Months Ended March 31, 2021:

(in thousands)	Broadband	Tower	Corporate & Eliminations	Consolidated
External revenue
Residential & SMB	$42,930	$—	$—	$42,930
Commercial Fiber	6,385	—	—	6,385
RLEC & Other	3,631	—	—	3,631
Tower lease	—	2,150	—	2,150
Service revenue and other	52,946	2,150	—	55,096
Revenue for service provided to the discontinued Wireless operations	2,208	2,515	(128)	4,595
Total revenue	55,154	4,665	(128)	59,691
Operating expenses
Cost of services	22,277	1,248	(101)	23,424
Selling, general and administrative	10,725	234	9,194	20,153
Restructuring expense	105	—	513	618
Depreciation and amortization	11,761	481	1,024	13,266
Total operating expenses	44,868	1,963	10,630	57,461
Operating income (loss)	$10,286	$2,702	$(10,758)	$2,230

Supplemental Information

Broadband Operating Statistics

	March 31, 2022	March 31, 2021
Broadband homes and businesses passed (1)	332,720	259,891
Incumbent Cable	211,442	210,210
Glo Fiber	93,611	34,441
Beam	27,667	15,240

Broadband customer relationships (2)	119,026	115,921

Residential & Small and Medium Business ("SMB") RGUs:
Broadband Data	122,753	107,569
Incumbent Cable	107,291	101,576
Glo Fiber	13,783	5,524
Beam	1,679	469
Video	49,163	51,989
Voice	36,042	33,322
Total Residential & SMB RGUs (excludes RLEC)	207,958	192,880

Residential & SMB Penetration (3)
Broadband Data	36.9%	41.4%
Incumbent Cable	50.7%	48.3%
Glo Fiber	14.7%	16.0%
Beam	6.1%	3.1%
Video	14.8%	20.0%
Voice	12.5%	14.6%

Fiber route miles	7,611	6,888
Total fiber miles (4)	564,097	407,710

______________________________________________________

(1)	Homes and businesses are considered passed (“passings") if we can connect them to our network without further extending the distribution system. Passings is an estimate based upon the best available information. Passings will vary among video, broadband data and voice services.
(2)	Customer relationships represent the number of billed customers who receive at least one of our services.
(3)	Penetration is calculated by dividing the number of users by the number of passings or available homes, as appropriate.
(4)	Total fiber miles are measured by taking the number of fiber strands in a cable and multiplying that number by the route distance. For example, a 10 mile route with 144 fiber strands would equal 1,440 fiber miles.

Broadband - Residential and SMB ARPU
	Three Months Ended March 31,
	2022	2021
Residential and SMB Revenue:
Broadband	$28,994	$24,585
Incumbent Cable	25,863	23,465
Glo Fiber	2,786	1,068
Beam	345	52
Video	15,341	15,652
Voice	2,916	2,899
Discounts and adjustments	(338)	(206)
Total Revenue	$46,913	$42,930

Average RGUs:
Broadband Data	120,648	105,149
Incumbent Cable	106,590	100,117
Glo Fiber	12,493	4,795
Beam	1,565	237
Video	49,445	52,436
Voice	34,836	32,931

ARPU: (1)
Broadband	$80.11	$77.93
Incumbent Cable	$80.88	$78.12
Glo Fiber	$74.33	$74.24
Beam	$73.48	$73.14
Video	$103.42	$99.50
Voice	$27.90	$29.34

______________________________________________________

(1)	Average Revenue Per RGU calculation = (Residential & SMB Revenue * 1,000) / average RGUs / 3 months

Tower Operating Statistics

	March 31, 2022	March 31, 2021
Macro tower sites	223	223
Tenants (1)	468	443
Average tenants per tower	2.1	2.0

______________________________________________________

(1)	Includes 33 and 236 tenants for our Wireless operations, (reported as a discontinued operation), and Broadband operations, as of March 31, 2022 and 2021, respectively.